Exhibit 99.1

XL Group plc
XL House
One Bermudiana Road
Hamilton HM 08
Bermuda
Phone	(441) 292-8515
Fax	(441) 292-5280

Press Release

Contact:	David Radulski	Carol Parker Trott
	Investor Relations	Media Relations
	(441) 294-7460	(441) 294-7290

XL GROUP PLC COMPLETES REDOMESTICATION TO IRELAND AND NAME CHANGE

Hamilton, Bermuda – July 1, 2010 – XL Group plc (“XL” or “the Company”) (NYSE:XL) announced today that it has completed its previously announced redomestication to change the parent holding company’s place of incorporation to Ireland from the Cayman Islands. In addition, as previously announced, the name of the holding company is “XL Group plc” as of July 1.

XL will continue to be registered with the U.S. Securities and Exchange Commission (“SEC”) and will be subject to SEC reporting requirements. Shares of XL will trade on the New York Stock Exchange under the ticker symbol “XL”, the same symbol under which the shares of XL Capital Ltd, the prior parent company of the XL group, previously traded.

XL Group plc, through its subsidiaries, is a global insurance and reinsurance company providing property, casualty, and specialty products to industrial, commercial, and professional firms, insurance companies and other enterprises on a worldwide basis. Its principal executive offices are located at No. 1 Hatch Street Upper, 4th Floor, Dublin 2, Ireland. More information about XL Group plc is available at www.xlgroup.com.